The Income Fund of America One Market, Steuart Tower Suite 2000 San Francisco, California 94105 (415) 421-9360

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

HILDA L. APPLBAUM, Vice Chairman and Principal Executive Officer, and JEFFREY P. REGAL, Treasurer and Principal Financial Officer of The Income Fund of America (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended January 31, 2015 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE INCOME FUND OF AMERICA	THE INCOME FUND OF AMERICA

/s/ Hilda L. Applbaum	/s/ Jeffrey P. Regal
Hilda L. Applbaum, Vice Chairman	Jeffrey P. Regal, Treasurer

Date: March 31, 2015	Date: March 31, 2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE INCOME FUND OF AMERICA and will be retained by THE INCOME FUND OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.